Leonard  E. Neilson

A  PROFESSIONAL  CORPORATION

LEONARD E. NEILSON	8160 SOUTH HIGHLAND DRIVE, SUITE 104
ATTORNEY AT LAW	SANDY, UTAH 84093
TELEPHONE: (801) 733-0800
FAX: (801) 733-0808
E-MAIL: LNEILSONLAW@AOL.COM

September 4, 2013

Eastgate Acquisitions Corporation

2681 East Parleys Way, Suite 204

Salt Lake City, Utah 84109

Re:

Eastgate Acquisitions Corporation

Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as special counsel to Eastgate Acquisitions Corporation, a Nevada corporation (the "Corporation"), in connection with its registration statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  The registration statement relates to the registration of 472,450 shares of the Corporation’s common stock, par value $0.00001 per share  (the “Common Stock”), to be offered for resale by the selling securityholders identified in the registration statement.

This letter is being furnished at your request and in accordance with Item 601(b)(5) of Regulation S-K, promulgated under the Securities Act, for filing as Exhibit 5.1 to the above referenced registration statement.

In connection with the registration statement and, for the purpose of rendering this opinion, I have examined the Corporation’s Articles of Incorporation, Bylaws and pertinent minutes and resolutions of the Corporation’s Board of Directors.  I have also examined such other documents, certificates, instruments and corporate records and such statutes, decisions and questions of law as I have deemed necessary or appropriate for the purpose of this opinion.

I have been furnished with originals or copies of such corporate or other records of the Corporation.  In addition, I have made such other legal and factual examinations and inquiries as I have considered necessary as a basis for the opinion expressed herein.  In my examination of the Corporation’s corporate records, I have presumed, without independent investigation, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies thereof, the genuineness of all signatures and the veracity, accuracy and completeness of all records made available to me by the Corporation.

Eastgate Acquisitions Corporation.

September 4, 2013

As to the question of facts material to this opinion letter, I have relied upon the representations and warranties, certificates of and conversations and correspondences with representatives of the Corporation.

My opinion is expressly limited to those matters set forth herein and I make no opinion, expressed or implied, as to any other matters relating to the Corporation or its securities.

Based upon and subject to the foregoing, I am of the opinion that the shares of Common Stock being offered and sold pursuant to the registration statement are duly authorized, legally and validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the laws of the State of Nevada, including the Nevada Revised Statutes, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws.

I hereby consent to the filing of this opinion as an Exhibit to the registration statement and to the reference to my name in the Prospectus constituting a part thereof under the caption “Legal Matters.”  In giving this consent, I do not admit that I am within the category of persons whose consent is required under the Securities Act, including Section 7 thereof, or rules and regulations promulgated thereunder.

This opinion is furnished to you in connection with the filing of the registration statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Yours truly,

/S/  Leonard E. Neilson

LEONARD E. NEILSON, ATTORNEY AT LAW, P.C.